Exhibit 99.1

DANAHER REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2011 RESULTS

WASHINGTON, D.C., January 31, 2012 — Danaher Corporation (NYSE:DHR) today announced results for the fourth quarter and full year 2011. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Net earnings for the quarter ended December 31, 2011 were $563.6 million, or $0.79 per share on a diluted basis, a 19.5% increase over diluted net earnings per share of $0.66 for the fourth quarter 2010. On a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule, 2011 fourth quarter adjusted net earnings were $577.0 million, or $0.81 per share on a diluted basis, a 26.5% increase over 2010 fourth quarter adjusted diluted net earnings per share of $0.64. Sales for the 2011 fourth quarter were $4.7 billion, 37.5% higher than the $3.4 billion reported for the 2010 fourth quarter. Core revenues increased 4% in the quarter compared to the fourth quarter of 2010.

Net earnings for the full year 2011 were $1.9 billion, or $2.77 per share on a diluted basis, compared with net earnings of $1.7 billion, or $2.53 per share on a diluted basis for the full year 2010. On a non-GAAP basis, full year 2011 adjusted net earnings were $2.0 billion, or $2.83 per share on a diluted basis, a 28.5% increase over full year 2010 adjusted diluted net earnings per share of $2.20. Revenues for the full year 2011 were $16.1 billion compared to $12.6 billion for the full year 2010, an increase of 28%. Core revenues increased 7% for the full year 2011 compared to the full year 2010.

The company anticipates that 2012 diluted net earnings per share for the quarter ending March 31, 2012 will be in the range of $0.66 to $0.71. The company reaffirms full year 2012 diluted net earnings per share guidance of $3.20 to $3.35.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “2011 was a tremendous year for Danaher. Our team’s execution through the Danaher Business System led to an outstanding year of core revenue, earnings growth and a record $2.4 billion of free cash flow generation. We believe our continued investments in growth and the structural cost actions undertaken in the fourth quarter of 2011 position us well for another year of superior financial performance.”

Danaher will discuss its results during its investor conference call today starting at 7:30 a.m. EST. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website, under the subheading “Investor Events,” shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 888-572-7025 within the U.S. or 719-325-2474 outside the US a few minutes before the 7:30 a.m. EST start and telling the operator that you are dialing in for Danaher’s investor conference call, access code 4407361. A replay of the conference call will be available shortly after the conclusion of the call and through Tuesday, February 7, 2012. You can access the replay by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 4407361. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information.”

* * *

Danaher is a science and technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our premier brands are among the most highly recognized in each of the markets we serve. The Danaher Business System provides a foundation to our 59,000 associates around the world, serving customers in more than 125 countries. In 2011, we generated $16.1 billion of revenue. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated diluted net earnings per share for the first quarter and full year 2012, the potential benefits of the Company’s growth investments and fourth quarter 2011 cost reductions, the Company’s ability to deliver superior performance in 2012 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, uncertainty in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions (including our ability to effectively integrate the Beckman Coulter acquisition and realize the anticipated benefits therefrom), contingent liabilities relating to acquisitions (including our acquisition of Beckman Coulter), risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reduction and other changes in the healthcare industry, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental matters, risks relating to product defects and recalls, the impact of our debt obligations on our operations, pension plan costs, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, labor matters, our relationships with and the performance of our channel partners, risks relating to man-made and natural disasters, our ability to achieve projected cost reductions and growth, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2010 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2011. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt R. McGrew Vice President, Investor Relations Danaher Corporation 2200 Pennsylvania Ave, NW Suite 800W Washington, D.C. 20037
Telephone:	(202) 828-0850
Fax:	(202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)

($ in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Sales	$4,716,684	$3,432,990	$16,090,540	$12,550,033
Cost of sales	(2,389,503)	(1,653,032)	(7,913,876)	(6,145,509)

Gross profit	2,327,181	1,779,958	8,176,664	6,404,524

Operating costs and other:
Selling, general and administrative expenses	(1,287,654)	(987,602)	(4,607,692)	(3,603,658)
Research and development expenses	(282,120)	(212,216)	(1,018,526)	(774,014)
Earnings from unconsolidated joint venture	21,854	12,218	66,780	22,768

Operating profit	779,261	592,358	2,617,226	2,049,620

Non-operating income (expense):
Gain on contribution of businesses to joint venture	—	—	—	291,037
Loss on early extinguishment of debt	—	—	(32,887)	—
Interest expense	(37,424)	(27,791)	(141,637)	(117,167)
Interest income	360	1,700	5,147	6,069

Earnings from continuing operations before income taxes	742,197	566,267	2,447,849	2,229,559

Income taxes	(178,643)	(114,462)	(512,562)	(511,376)

Net earnings from continuing operations	563,554	451,805	1,935,287	1,718,183

Earnings from discontinued operations, net of income taxes	7,160	22,051	236,977	74,817

Net earnings	$570,714	$473,856	$2,172,264	$1,793,000

Net earnings per share from continuing operations:
Basic	$0.82	$0.69	$2.86	$2.63

Diluted	$0.79	$0.66	$2.77	$2.53

Net earnings per share from discontinued operations:
Basic	$0.01	$0.03	$0.35	$0.11

Diluted	$0.01	$0.03	$0.34	$0.11

Net earnings per share:
Basic	$0.83	$0.72	$3.21	$2.74

Diluted	$0.80	$0.69	$3.11	$2.64

Average common stock and common equivalent shares outstanding (in thousands):
Basic	688,610	656,733	676,169	653,194
Diluted	711,435	687,207	701,191	683,275

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

($ and shares in thousands)

	As of December 31
	2011	2010
ASSETS

Current Assets:
Cash and equivalents	$537,001	$1,632,980
Trade accounts receivable, less allowance for doubtful accounts of $117,397 and $111,707, respectively	3,049,895	2,097,974
Inventories	1,781,352	1,165,623
Prepaid expenses and other current assets	904,109	1,168,878

Total current assets	6,272,357	6,065,455

Property, plant and equipment, net	2,100,990	1,129,781
Investment in joint venture	521,882	511,283
Other assets	739,686	809,136
Goodwill	14,474,323	10,393,738
Other intangible assets, net	5,840,209	3,307,737

Total assets	$29,949,447	$22,217,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$98,392	$40,761
Trade accounts payable	1,422,438	1,124,821
Accrued expenses and other liabilities	2,651,198	2,155,120

Total current liabilities	4,172,028	3,320,702

Other long-term liabilities	3,598,851	2,339,755
Long-term debt	5,206,800	2,783,907
Stockholders’ equity:
Common stock — $0.01 par value, 1 billion shares authorized; 761,067 and 729,516 issued; 687,730 and 656,360 outstanding, respectively	7,611	7,295
Additional paid-in capital	3,877,240	2,412,401
Retained earnings	13,056,869	10,945,928
Accumulated other comprehensive income (loss)	(36,937)	345,386

Total Danaher stockholders’ equity	16,904,783	13,711,010
Non-controlling interest	66,985	61,756

Total stockholders’ equity	16,971,768	13,772,766

Total liabilities and stockholders’ equity	$29,949,447	$22,217,130

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

($ in thousands)

	Year Ended December 31
	2011	2010
Cash flows from operating activities:
Net earnings	$2,172,264	$1,793,000
Less earnings from discontinued operations, net of income taxes	236,977	74,817

Net earnings from continuing operations	1,935,287	1,718,183
Non-cash items:
Depreciation	350,660	189,670
Amortization	284,274	198,592
Stock compensation expense	95,603	88,122
Earnings from unconsolidated joint venture, net of cash dividends received	(18,413)	(22,768)
Pre-tax gain on contribution of businesses to joint venture	—	(291,037)
Consideration received in shares	—	—
Change in deferred income taxes	271,395	37,632
Change in trade accounts receivable, net	(135,279)	(250,946)
Change in inventories	162,019	(161,699)
Change in trade accounts payable	36,602	217,230
Change in prepaid expenses and other assets	(111,010)	67,550
Change in accrued expenses and other liabilities	(139,102)	228,169

Total operating cash provided by continuing operations	2,732,036	2,018,698
Total operating cash (used in) provided by discontinued operations	(105,769)	65,653

Net cash provided by operating activities	2,626,267	2,084,351

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(334,471)	(191,110)
Proceeds from disposals of property, plant and equipment	8,645	1,551
Proceeds from contribution of businesses to joint venture and other	14,770	56,542
Cash paid for acquisitions	(6,210,837)	(2,129,652)
Cash paid for other investments	—	—
Proceeds from divestitures	—	—

Total investing cash used in continuing operations	(6,521,893)	(2,262,669)
Total investing cash used in discontinued operations	(5,466)	(26,210)
Proceeds from sale of discontinued operations	680,105	—

Net cash used in investing activities	(5,847,254)	(2,288,879)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,112,551	178,406
Payment of dividends	(61,323)	(52,214)
Net proceeds (repayments) of borrowings (maturities of 90 days or less)	854,022	—
Proceeds of borrowings (maturities longer than 90 days)	1,785,763	—
Repayments of borrowings (maturities longer than 90 days)	(1,602,379)	(9,388)

Net cash provided by financing activities	2,088,634	116,804

Effect of exchange rate changes on cash and equivalents	36,374	(1,216)

Net change in cash and equivalents	(1,095,979)	(88,940)

Beginning balance of cash and equivalents	1,632,980	1,721,920

Ending balance of cash and equivalents	$537,001	$1,632,980

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

($ in millions, unaudited)

	Three Months Ended		Year Ended
	12/31/11	12/31/10	12/31/11	12/31/10
Sales

Test & Measurement	$855.5	$801.4	$3,390.9	$2,832.9
Environmental	806.4	751.9	2,939.6	2,738.0
Life Sciences & Diagnostics	1,728.5	682.1	4,627.4	2,298.3
Dental	550.5	521.3	2,011.2	1,824.6
Industrial Technologies	775.8	676.3	3,121.4	2,540.6
Businesses contributed to Apex JV attributable to periods prior to contribution	—	—	—	315.6

	$4,716.7	$3,433.0	$16,090.5	$12,550.0

Operating Profit

Test & Measurement	$183.6	$158.8	$751.2	$572.9
Environmental	177.0	166.3	622.7	564.3
Life Sciences & Diagnostics	225.3	89.6	402.3	227.9
Dental	60.1	63.0	236.1	203.3
Industrial Technologies	140.5	127.1	655.0	513.3
Businesses contributed to Apex joint venture:
Attributable to periods prior to contribution	—	—	—	41.5
Equity method earnings subsequent to JV formation	21.9	12.2	66.8	22.8
Other	(29.1)	(24.6)	(116.9)	(96.4)

	$779.3	$592.4	$2,617.2	$2,049.6

Operating Margins

Test & Measurement	21.5%	19.8%	22.2%	20.2%
Environmental	21.9%	22.1%	21.2%	20.6%
Life Sciences & Diagnostics	13.0%	13.1%	8.7%	9.9%
Dental	10.9%	12.1%	11.7%	11.1%
Industrial Technologies	18.1%	18.8%	21.0%	20.2%

Total	16.5%	17.3%	16.3%	16.3%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in 000’s except per share data)

	Three Months Ended			Year Ended
	December 31, 2011	December 31, 2010	% Change	December 31, 2011	December 31, 2010	% Change
Adjusted Net Earnings from Continuing Operations

Net Earnings from Continuing Operations (GAAP)	$563,554	$451,805	24.7%	$1,935,287	$1,718,183	12.6%

Acquisition-related transaction costs deemed significant ($0 and $26 million pre-tax for the three months and year ended December 31, 2011, respectively, and $0 and $8 million pre-tax for the three months and year ended December 31, 2010, respectively), fair value adjustments to acquisition related inventory and deferred revenue balances and change-in-control payments to employees of Beckman Coulter ($17 million and $139 million pre-tax for the three months and year ended December 31, 2011, respectively, and $8 million and $54 million pre-tax for the three months and year ended December 31, 2010, respectively) (“Acquisition Related Costs”)

	13,437	5,774		125,502	46,445

Loss on early extinguishment of debt resulting from “make whole” payments associated with the retirement of certain of the acquired Beckman Coulter debt ($33 million pre-tax) (“Loss on Early Extinguishment of Debt”)	—	—		20,790	—

Reversal of reserve relating to legal contingency ($12 million pre-tax) (“Reversal of Legal Contingency Reserve”)	—	—		(8,915)	—

Gain on contribution of assets to Apex joint venture ($291 million pre-tax) (“Joint Venture Gain”)	—	—		—	(232,200)

Gains from net reduction in income tax reserves, other discrete tax items and reduction of effective tax rate (“Income Tax Items”)	—	(24,185)		(93,528)	(42,798)

Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$576,991	$433,394	33.1%	$1,979,136	$1,489,630	32.9%

Adjusted Diluted Net Earnings Per Share from Continuing Operations

Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.79	$0.66	19.7%	$2.77	$2.53	9.5%

Acquisition Related Costs	0.02	0.01		0.18	0.07

Loss on Early Extinguishment of Debt	—	—		0.03	—

Reversal of Legal Contingency Reserve	—	—		(0.01)	—

Joint Venture Gain	—	—		—	(0.34)

Income Tax Items	—	(0.03)		(0.14)	(0.06)

Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.81	$0.64	26.6%	$2.83	$2.20	28.6%

Core Revenue Growth

Components of Revenue Growth	Three Months Ended December 31, 2011 vs. Comparable 2010 Period	Year Ended December 31, 2011 vs. Comparable 2010 Period

Core (non-GAAP)	4.0%	7.0%
Acquisitions (net of reduction in revenues relating to Apex JV) (non-GAAP)	33.5%	18.5%
Impact of currency translation (non-GAAP)	0.0%	2.5%

Total Revenue Growth (GAAP)	37.5%	28.0%

Free Cash Flow

Year Ended December 31, 2011

Operating Cash Flow (GAAP)	$2,732,036
Less: Purchases of Property, Plant & Equipment	(334,471)

Free Cash Flow (Non-GAAP)	$2,397,565

Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings Per Share from Continuing Operations

We disclose the non-GAAP measures of adjusted net earnings from continuing operations and adjusted diluted net earnings per share from continuing operations, which refer to GAAP net earnings from continuing operations and GAAP diluted net earnings per share from continuing operations, respectively, excluding the items identified in the reconciliation schedule above. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better understand the long-term profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from these measures because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company’s overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisition sales”), (2) 2010 sales attributable to the businesses contributed to the Apex joint venture, and (3) the impact of currency translation. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in GAAP revenue (excluding sales from acquired businesses and 2010 sales attributable to the businesses contributed to the Apex joint venture) and (b) the period-to-period change in revenue (excluding sales from acquired businesses and 2010 sales attributable to the businesses contributed to the Apex joint venture) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of the 2010 sales attributable to the businesses contributed to the Apex joint venture because as a result of application of the equity method of accounting beginning with the formation of the joint venture on July 4, 2010, the Company did not recognize sales from those businesses in 2011.

Free Cash Flow

We disclose the non-GAAP measure of free cash flow, defined above. This measure should be considered in addition to, and not as a replacement for or superior to, GAAP operating cash flow, and may not be comparable to similarly titled measures reported by other companies.

Danaher’s management believes that free cash flow reflects an additional way of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the related GAAP measure, provides useful information to investors regarding Danaher’s ability to generate cash without external financings and helps investors assess the strength of Danaher’s earnings performance and gauge Danaher’s ability to strengthen its balance sheet, invest in the business and grow the business through acquisitions and other strategic opportunities.